Exhibit 10.42

FIRST AMENDMENT TO

CONVERTIBLE SECURED PROMISSORY NOTE

This First Amendment to Convertible Secured Promissory Note (this “Amendment”) is entered into as of July     , 2007 by and between Catcher Holdings, Inc., a Delaware corporation (the “Company”), and [                            ] (the “Noteholder”). This Amendment amends that Convertible Secured Promissory Note from the Company to the Holder dated as of [                        ] (the “Note”). Capitalized terms not otherwise defined herein shall have the meanings given in the Note.

RECITALS

WHEREAS, the Company and the Holder are parties to the Note;

WHEREAS, the Company and the Holder desire to amend the Note to fix the conversion price in connection with the filing of a registration statement pursuant to the Registration Rights Agreement, dated as of June 20, 2007, by and among the Company and the persons and entities listed on Exhibit A thereto.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties agree as follows:

1. AMENDMENT TO NOTE. Section 6(a)(i) of the Note is hereby deleted and replaced by the following:

“(i) In the event that (i) the Company elects to prepay this Note pursuant to Section 4(c) or (ii) the Holder elects to convert this Note, in each case, in whole or in part, at any time prior to the closing of a Next Financing, notice of such intention shall be delivered to the other party by registered mail at least ten (10) Business Days prior to such prepayment or conversion. Holder shall then have the right to convert all or any portion of the then outstanding principal amount of, and all accrued but unpaid interest on, this Note into shares of Common Stock at a conversion price per share equal to $0.65 per share upon Holder’s surrender to the Company of this Note at the principal office of the Company within three (3) Business Days of such notice. In the event that only a portion of this Note is being converted, the Company shall issue a replacement Note representing the remaining Principal Amount of the Note that has not been converted.”

2. NO OTHER AMENDMENT. Except as specifically amended by this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

3. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of Virginia as applied to agreements among Virginia residents entered into and to be performed entirely within Virginia.

4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. SEVERABILITY. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6. ENTIRE AGREEMENT. This Amendment, together with the Note and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CATCHER HOLDINGS, INC.

By:
Denis McCarthy
Chief Financial Officer

NOTEHOLDER:

By:
Its:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CONVERTIBLE SECURED PROMISSORY NOTE]